Exhibit 10.03

COLLATERAL PLEDGE AGREEMENT

This Collateral Pledge Agreement (“Agreement”), dated as of January 27, 2012, is made by WPCS International Incorporated, a Delaware corporation (“Pledgor”), in favor of Sovereign Bank, N.A. a national banking association (“Secured Party”).

Background

A.           This Agreement is executed in connection with that certain Loan and Security Agreement by and among Pledgor, WPCS International – Suisun City, Inc., a California corporation (“WPCS Suisun City”),  WPCS International – Seattle, Inc., a Washington corporation (“WPCS Seattle”), WPCS International – Portland, Inc., an Oregon corporation (“WPCS Portland”), WPCS International – Hartford, Inc., a Connecticut corporation (“WPCS Hartford”), WPCS International – Lakewood, Inc., a New Jersey corporation (“WPCS Lakewood”), and WPCS International – Trenton, Inc., a New Jersey corporation (“WPCS Trenton,” and collectively with Pledgor, WPCS Suisun City, WPCS Seattle, WPCS Portland, WPCS Hartford and WPCS Lakewood, the “Borrowers”, and each a “Borrower”), and Secured Party, as Lender, dated as of the date hereof (as same has been or may be amended, supplemented, restated, replaced or otherwise modified from time to time, the “Loan Agreement”).  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Loan Agreement.

B.           This Agreement is given and is intended to provide additional security for the Obligations owing by Borrowers to Secured Party under (and as defined in) the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1. As security for the Obligations, Pledgor does hereby grant to Secured Party a first priority and exclusive security interest in, and does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, all of Pledgor’s now owned or hereafter acquired or arising investment property (not to exceed 65% of the Capital Stock of any Subsidiary of Pledgor that is not organized or incorporated in the United States or any State or territory thereof), including without limitation all of the following property, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof (collectively, the “Pledged Collateral”): all of Pledgor’s shares of Capital Stock, partnership interests and membership interests in those corporations, partnerships and limited liability companies listed on Schedule I attached hereto (not to exceed 65% of the Capital Stock of any Subsidiary of Pledgor that is not organized or incorporated in the United States or any State or territory thereof), whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such interests, if any, and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such companies.  For the avoidance of doubt, the foregoing provisions do not apply to Pledgor’s shares of Capital Stock in the Inactive Subsidiary (as defined in the Loan Agreement).

2. The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time outstanding unless and until all Obligations have been indefeasibly paid and satisfied in full and Secured Party’s commitment to make Advances is terminated.

3. Pledgor hereby represents and warrants to Lender that the following are true and correct and will be true and correct until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated:

a. Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

b. Pledgor has the full power and authority to execute, deliver and perform under this Agreement and to pledge the Pledged Collateral hereunder;

c. This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under organizational document of any issuer listed on Schedule I attached hereto, or any other material agreement, undertaking or obligation of Pledgor or contravene any provision of law or any judgment, injunction, order or decree binding upon Pledgor;

d. The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and such Pledged Collateral is fully paid for and non-assessable;

e. Pledgor is pledging hereunder the Pledgor’s interest and ownership as specified on Schedule I attached hereto in all entities listed on Schedule I attached hereto, which represents one hundred percent (100%) of the outstanding and issued Capital Stock of the issuers listed on Schedule I attached hereto, except with respect to WPCS Australia Pty Ltd., an entity formed under the laws of Australia, which pledge represents sixty five percent (65%) of the outstanding and issued Capital Stock of such issuer;

f. Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party certificates evidencing the Pledged Collateral, if applicable, together with stock powers relating thereto executed in blank (except with respect to the Pledged Collateral pertaining to WPCS Australia, which will be delivered in accordance with Section 6.20(c) of the Loan Agreement);

g. Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party a copy of each by-law, partnership or operating agreement (as applicable) governing, as of the date hereof, each issuer listed on Schedule I attached hereto;

h. This Agreement is effective to create in favor of Secured Party a legal, valid and enforceable Lien in all right, title and interest of Pledgor in the Pledged Collateral, and upon the filing of the financing statement under the Pledgor’s name describing the Pledged Collateral with the Secretary of State of the state of formation of Pledgor or the delivery of the certificates evidencing the Pledged Collateral, together with a stock power in blank, Pledgor will have granted to Secured Party, and Secured Party will have a perfected first and only priority Lien in the Pledged Collateral, superior in right to any and all other Liens, existing or future; and

i. With respect to any Pledged Collateral that is issued from an entity that is not a corporation (“Non Corporate Issuer”), such Non Corporate Issuer has not “opted-in” to Article 8 of the UCC (as defined below) with respect to the equity interests issued by it or any other part of the Pledged Collateral by providing in any of its certificate or articles of organization, partnership agreement, operating agreement, limited liability company agreement or any other entity governance document or any other document governing or evidencing the equity interests issued by it or any other part of the Pledged Collateral that the equity interests issued by it or any other part of the Pledged Collateral shall be “securities” as governed by and defined in Article 8 of the UCC.

4. The occurrence of any of the following events shall constitute an event of default under this Agreement and the Loan Agreement: (i) if Pledgor fails to perform, comply with or observe any convent contain in this Agreement, or (ii) if any warranty, representation or other written statement by or on behalf of Pledgor contained in or pursuant to this Agreement is false, erroneous, or misleading in any material respect when made or is no longer true, correct, complete or incapable of performance in any material respect.  If an Event of Default occurs, and is continuing under the Loan Agreement, then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral, any and/or all rights and remedies available to it hereunder, under the Loan Agreement, and/or under the Uniform Commercial Code, as in effect from time to time, in the Commonwealth of Pennsylvania (the “UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s) at any prices and upon such terms as Secured Party deems advisable, in its discretion. To the extent permitted by applicable law, Pledgor hereby waives all of its rights of redemption from any such sale(s).

5. a.           In addition to all other rights granted to Secured Party herein, or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time during the continuation of any Event of Default under the Loan Agreement, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral (including the right to vote for board members of the equivalent thereof); (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party, of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same.  Secured Party, may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Obligations.  Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party securing the Obligations under any theory of marshalling of assets, or otherwise.  All rights and remedies of Secured Party are cumulative, not alternative.

b. Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, during the continuation of such Event of Default under the Loan Agreement, at Secured Party’s option, (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof. Pledgor hereby ratifies and approves all acts of such attorney-in-fact and agrees that such attorney-in-fact will not be liable for any such acts, omissions, errors of judgment or mistakes of law or fact other than by such person’s gross negligence or willful misconduct.

c. Secured Party is hereby authorized to file financing statements naming Pledgor as debtor (without Pledgor’s signature), in accordance with the UCC.  Pledgor hereby authorizes Secured Party to file all financing statements and amendments to financing statements describing the Pledged Collateral in any filing office as Secured Party, in its sole discretion may determine.

6. The proceeds of any sale or other disposition of or realization upon the Pledged Collateral by Secured Party may be applied to or on account of the Obligations and in such order as Secured Party may elect including to the Expenses.

7. Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

8. In the event that any change is made or declared in the capital structure of any issuer listed on Schedule I attached hereto, or Pledgor acquires or in any other manner receives additional Capital Stock, partnership or membership interests (as applicable) in any such entity, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional certificates representing or evidencing such ownership interests which have been issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder.  Notwithstanding any provision herein to the contrary, unless an Event of Default has occurred and is continuing under the Loan Agreement, Pledgor may retain all Distributions on the Pledged Collateral.

9. So long as no Event of Default has occurred and is continuing under the Loan Agreement, and until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate questions for all purposes not inconsistent with the terms hereof. Pledgor hereby represents that there are no restrictions upon the voting rights associated with or the transfer of any of the Pledge Collateral.

10. Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

11. To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that seven (7) Business Days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition. Pledgor agrees that, in connection with any sale or other disposition of the Pledged Collateral, Secured Party may, at Secured Party’s option, disclaim any and all warranties regarding the Pledged Collateral and that any such disclaimer shall constitute commercially reasonable conduct on the part of Secured Party.

12. Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement.

13. Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations under the Loan Agreement, and (c) demand and default hereunder.

14. Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the terms of the Loan Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Loan Agreement or any other Loan Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Loan Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Loan Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from any source by Secured Party at any time against the Obligations in any order as Secured Party may determine; all of the foregoing without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

15. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of the Obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Loan Agreement, (e) the existence or nonexistence of any defenses which may be available to the Pledgor with respect to the Obligations (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgor or any Borrower, or (g) any acceptance by Secured Party of any other security or guaranty upon any of the Obligations.

16. Pledgor covenants and agrees that Pledgor shall not sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral.

17. Pledgor hereby authorizes and instructs each issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing that (a) states that an Event of Default has occurred under the Loan Agreement and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each such issuer shall be fully protected in so complying.

18. Pledgor covenants and agrees that Pledgor shall not permit any Non Corporate Issuer to either (a) adopt any amendments or modifications to any of its certificate or articles of organization, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing the membership interests or equity interests issued by such Non Corporate Issuer (or any other part of the Pledged Collateral related thereto) to provide that such membership interests or equity interests (or any other part of the Pledged Collateral related thereto) shall be “securities” as governed by and defined in Article 8 of the UCC or (b) issue any certificates to evidence the membership interests or equity interests issued by any such Non Corporate Issuer (or any other part of the Pledged Collateral related thereto).

19. No omission or delay by Secured Party in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Pledgor no waiver will be valid unless in writing and signed by Secured Party and then only to the extent specified.

20. This Agreement and all related documents delivered hereunder shall be construed as integrated and complementary of each other, and as augmenting and not restricting Secured Party’s rights and remedies.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Pledgor and Secured Party.

21. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

22. Pledgor hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania or the United States District Court for the state where Lender’s office identified in Section 9.8 of the Loan Agreement is located in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking.  Pledgor waives any objection which Pledgor may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  Pledgor irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth on the signature page hereto.

23. All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor at the respective address set forth below in writing, and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, nationally reorganized overnight courier service or by United States mail, registered or certified, return receipt requested, postage prepaid.

24. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  Pledgor may not transfer, assign or delegate any of its duties or obligations hereunder.

25. PLEDGOR (AND SECURED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE LOAN DOCUMENTS.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

IN WITNESS WHEREOF, this Collateral Pledge Agreement has been executed and delivered as of the date first set forth above.

WPCS INTERNATIONAL INCORPORATED

By:	/s/ JOSEPH HEATER
Name: Joseph Heater
Title: Chief Financial Officer

Address:	One East Uwchlan Avenue, Suite 301
Exton, Pennsylvania 19341
Attention: Andrew Hidalgo, CEO
Telecopy No.: (610) 903-0401

(Signature Page to Collateral Pledge Agreement)

SCHEDULE I
Pledged Collateral

The following Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

Pledged Capital Stock

Name of Corporation	State of Inc.	Certificate No.	Number of Shares	Percentage of Issued/Outstanding Shares Pledged	Owner of Stock
WPCS International – Suisun City, Inc.	California	1	100	100%	WPCS International Incorporated
WPCS International – Seattle, Inc.	Washington	1	15,600	100%	WPCS International Incorporated
WPCS International – Portland, Inc.	Oregon	1	500	100%	WPCS International Incorporated
WPCS International – Hartford, Inc.	Connecticut	1	3,000	100%	WPCS International Incorporated
WPCS International – Lakewood, Inc.	New Jersey	1	1,500	100%	WPCS International Incorporated
WPCS International – Trenton, Inc.	New Jersey	1	2,500	100%	WPCS International Incorporated
WPCS Australia Pty Ltd.	Australia	2	65	65%	WPCS International Incorporated